Exhibit 10.1

AMENDMENT TO SECURED PROMISSORY NOTE

This Amendment to Secured Promissory Note (this “Amendment”) is made by The Crypto Company, a Nevada corporation (the “Borrower”), and ______________ (the “Noteholder” and, together with the Borrower, the “Parties”), effective as of ______________ (the “Effective Date”).

This Amendment relates to the Secured Promissory Note dated ______________, issued by the Borrower to the Noteholder in the original principal amount of ______________ (the “Note”). The Parties agree to extend the Note’s maturity by one year and acknowledge the stock interest payment made for that extension and provide for the additional conditional stock interest payment under Section 2.6. Capitalized terms not defined here have the meanings given in the Note.

1. Extension of Maturity Date.

Effective as of the Effective Date, the definition of “Maturity Date” in Section 1.1 of the Note is amended to read: “Maturity Date” ______________. No payment is due, and no Default or Event of Default arises, solely because of the former ______________, maturity date. The Note’s other payment provisions and rights of acceleration remain unchanged.

2. Interest Payments in Common Stock.

2.1 Payment Terms.

As a one-time exception to Section 4.1 of the Note and in consideration of the extension, the Borrower has paid, and the Noteholder acknowledges receipt of, a one-time interest payment of ______________, calculated as twenty percent (20%) of the Note’s original ______________ principal amount, rounded to the nearest cent (the “Extension Interest Payment”), through issuance and delivery of the following shares:

Issuance date: ______________

Shares issued: ______________ shares of the Borrower’s common stock (the “Shares”).

Agreed value per share: $0.0009

The aggregate agreed value of the Shares is ______________ when rounded to the nearest cent. The Noteholder accepts those shares in full satisfaction of the Extension Interest Payment, subject to Section 5.5 of the Note concerning rescission of payments, which remains unchanged.

Notwithstanding Section 5.2 of the Note, the shares are applied solely to the Extension Interest Payment and do not pay down principal or any other fees or charges. The payment is not added to principal and does not establish an annual interest rate or recurring interest obligation. Except for the Extension Interest Payment and the Additional Interest Payment under Section 2.6 of this Amendment, Section 4.1 of the Note remains unchanged, including its no-interest provision.

2.2 Securities Not Registered.

The Noteholder understands the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on certain exemptions thereunder for transactions not involving any public offering or under the laws of any state, and the Shares have not been approved or disapproved by the SEC or by any other federal or state agency. The Noteholder understands that the Borrower is under no obligation to assist the Noteholder in complying with any exemption from registration under the Securities Act or under the securities laws of any state.

2.3 Transfers Restricted. The Noteholder acknowledges that the Shares will be issued as “restricted securities” under the Securities Act and may not be sold or otherwise transferred until the earlier of (i) the six-month anniversary of the Effective Date or (ii) registration of the Shares under the Securities Act, after which the Shares can be sold on the open market. In connection with any proposed sale or transfer of the Shares in reliance upon Rule 144 under the Securities Act, the Borrower may require the Noteholder to obtain, at the Borrower’s sole cost and expense, a customary legal opinion of counsel to the Borrower at a pre-determined rate, and its transfer agent to the effect that such sale or transfer is in compliance with the Securities Act. The Borrower agrees that any fees and expenses of counsel in preparing and delivering such opinion shall be borne by the Borrower.

2.4 Restricted Securities. The Shares shall be restricted securities under the Securities Act and certificates representing the Shares (if any) will contain legends substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

2.5 Leak-Out Restriction. Any sales, transfers, or other dispositions of common stock of the Borrower by the Noteholder shall be subject to the following restrictions: (i) the Noteholder shall not sell, transfer, or otherwise dispose of more than eight percent (8%) of the total trading volume of the Borrower’s common stock, as traded on the applicable stock exchange or market, during any calendar month, calculated based on the total trading volume during the immediately preceding calendar month (the “Leak-Out Restriction”), and (ii) all such sales, transfers, or other dispositions shall comply with applicable securities laws, regulations, and the Borrower’s policies. The restrictions set forth in this Section shall not apply to (a) transfers of shares to immediate family members or for estate planning purposes, provided the recipient agrees in writing to be bound by the terms of this Section, (b) sales pursuant to a tender offer, merger, or acquisition involving the Borrower, or (c) any other transaction approved in writing by the Borrower. The Borrower reserves the right to review and verify compliance with this Leak-Out Restriction. In the event of a breach of the Leak-Out Restriction, the Borrower shall be entitled to seek injunctive relief and any other remedies available at law or in equity, including but not limited to the recovery of profits made by the Noteholder in violation of this Section. The Noteholder acknowledges and agrees that the Borrower may require additional information or documentation reasonably necessary to verify the foregoing representations and may refuse, reject, or return any consideration that the Borrower reasonably determines, in good faith, does not satisfy applicable legal, regulatory, or compliance requirements.

2.6 Additional Interest Payment if Principal Remains Unpaid.

Notwithstanding Section 4.1 of the Note, if any principal of the Note remains unpaid as of the end of May 11, 2027, New York City time, the Borrower shall owe an additional one-time interest payment equal to ten percent (10%) of that unpaid principal, rounded to the nearest cent (the “Additional Interest Payment”). The Additional Interest Payment shall be due and payable on May 12, 2027, by issuance and delivery to the Noteholder of shares of the Borrower’s common stock (the “Additional Interest Shares”). Once triggered, that payment remains due notwithstanding any subsequent repayment of principal.

The number of Additional Interest Shares shall equal the Additional Interest Payment divided by the One-Week VWAP, rounded up to the next whole share. “One-Week VWAP” means the volume-weighted average price per share of the Borrower’s common stock, in U.S. dollars, over the five consecutive trading days ending on and including May 11, 2027 (or, if that date is not a trading day, the immediately preceding trading day). It shall be calculated by dividing the aggregate dollar value of all reported trades during that period by the aggregate number of shares traded during that period, using reported transaction data for the principal market for the common stock during the applicable measurement period. A “trading day” is a day on which that market is open for trading. Prices and volumes shall be adjusted consistently for any stock split, reverse stock split or similar recapitalization affecting the calculation period or occurring before issuance of the Additional Interest Shares.

If a positive One-Week VWAP cannot be calculated for the five-trading-day period specified above, including because no trades were reported or the required transaction data are unavailable, the One-Week VWAP shall instead be calculated on the same basis for the most recent earlier period of five consecutive trading days for which a positive VWAP can be calculated. The applicable earlier period is the qualifying period with the latest ending trading day before the end of the original measurement period. No trades after May 11, 2027 shall be used, and use of this fallback does not change the May 12, 2027 payment due date.

Notwithstanding Section 5.2 of the Note, the Additional Interest Shares shall satisfy only the Additional Interest Payment and shall not reduce principal or any other amounts owing under the Note. The Additional Interest Payment is in addition to the Extension Interest Payment, is not added to principal, and does not establish an annual interest rate or recurring interest obligation. This Section 2.6 does not change the Maturity Date or accelerate principal solely because it remains unpaid on May 11, 2027. Section 5.5 of the Note concerning rescission of payments remains unchanged.

Sections 2.2 through 2.5 apply to the Additional Interest Shares as if they were Shares; provided that, solely for the Additional Interest Shares, the reference to the Effective Date in Section 2.3 means their actual issuance date. Any resale of Additional Interest Shares remains subject to an effective registration statement or an available exemption and all applicable securities-law conditions.

3. Continuing Security.

The Borrower reaffirms its obligations under the Note, as amended, and the Security Agreement dated December 4, 2025, between the Parties (the “Security Agreement”). The Parties confirm that the security interests granted under the Security Agreement continue to secure the Secured Obligations (as defined in the Security Agreement), including the obligations under the Note as amended here, in accordance with that agreement. This Amendment does not amend the Security Agreement or change its collateral, lien priority, or subordination provisions, including subordination to the security interests of Three Mile Creek and AJB Capital Investments LLC.

4. Continuing Effect of Note.

Except as expressly provided in this Amendment, all terms of the Note remain unchanged and in full force and effect. This Amendment does not replace the Note. The satisfaction of the Extension Interest Payment acknowledged in Section 2.1 does not discharge any unpaid principal or other amounts owing under the Note. This Amendment forms part of the Note and controls to the extent of any conflict. Except as expressly provided here, no other term, Default, Event of Default, right, or remedy is waived.

5. Governing Law and Execution.

Sections 10.2 through 10.5, 10.13, and 10.14 of the Note concerning governing law, jurisdiction, venue, jury trial, electronic execution, and severability are incorporated into this Amendment, with references to the Note treated as references to this Amendment where the context requires. This Amendment may be signed in counterparts, which together constitute one instrument. It becomes binding upon execution by both Parties and operates as of the Effective Date. Each signatory shall enter the actual date of signing below.

IN WITNESS WHEREOF, the Parties have executed this Amendment.

THE CRYPTO COMPANY

By:
Name:	Ron Levy
Title:	CEO
Date signed:

NOTEHOLDER

By:
Name:
Title:
Date signed:

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